                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report:


                                 August 2, 2001
                                 --------------

                                rStar Corporation
                                -----------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                  0-27029              91-1836242
          --------                  -------              ----------
 (State of Incorporation)   (Commission File Number)    (IRS Employer
                                                        Identification No.)
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                        3000 Executive Parkway, Suite 150
                           San Ramon, California 94583
                           ---------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (925) 543-0300
                                 --------------
                         (Registrant's telephone number)

          (Former name or former address, if changed since last report)




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ITEM 5.         OTHER EVENTS.

rStar Corporation announced that, as previously described by the company in its May 23, 2001 Form 8-K filed with the Securities and Exchange Commission, on May
21, 2001 the company issued 19,396,552 shares of rStar common stock, at a fair price valuation of $2.32 per share, in exchange for full satisfaction of the company's $45 million in capital lease obligations and other accrued liabilities to Spacenet, Inc., a subsidiary of Gilat Satellite Networks Ltd. The effect of that transaction was an increase in rStar's net tangible assets of $45 million.
This increase in net tangible assets will be reflected in rStar's Quarterly
Report on Form 10-Q for the period ended June 30, 2001, which is expected to be filed with the SEC on or about August 15, 2001.

rStar additionally announced that it has been advised by the Nasdaq National
Market ( NNM) that the company's compliance with the NNM's $4 million minimum net tangible assets requirement in accordance with Nasdaq Marketplace Rule
4450(a)(03) will be reviewed by the NASDAQ Listing Qualification Panel at a hearing previously scheduled to review the company's non-compliance with Nasdaq's minimum bid price requirement of at least $1.00.

ITEM 7.         FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                EXHIBITS.



(c)                   Exhibits

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
Exhibit No.           Description
-----------           -----------
         99.1         Press Release, dated July 31, 2001, announcing additional
                      issue to be determined at the Nasdaq hearing scheduled for
                      August 9, 2001.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           rStar Corporation



                           By:      /s/  Lance Mortensen
                              ------------------------------------------------
                                    Lance Mortensen,
                                    President, Chief Executive Officer and
                                    Chairman of the Board of Directors






Date: August 2, 2001



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